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                                                                   EXHIBIT 23(C)


                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Virginia First Financial Corporation:

     We consent to the use of our report dated August 14, 1997, relating to the consolidated statements of financial condition of Virginia First Financial Corporation and subsidiaries as of June 30, 1997 and 1996, and the related consolidated statements of earnings, changes in stockholders' equity and cash flows for each of the years in the three-year period ended June 30, 1997, which report is incorporated by reference in the Registration Statement on Form S-4 of BB&T Corporation, and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus.


                                        /s/ KPMG Peat Marwick LLP
                                           ------------------------------------



Richmond, Virginia
October 21, 1997